Exhibit 99.1

OMEGA FLEX, INC.

Manufacturer of flexible metal hose and gas piping products

Middletown, Connecticut	Contact: Kevin R. Hoben
September 15, 2009	(860) 704-6820

Omega Flex, Inc. (NASDAQ: OFLX) announced that its Board of Directors has authorized an extension for another 24 months of the stock purchase program previously announced on September 12, 2007 to purchase up to $5,000,000 of its Common Stock depending on market and business conditions. The Company has previously purchased 61,811 shares of common stock for the aggregate purchase price of $922,552, leaving a balance of $4,077,448 available to purchase common stock within the next 24 months. The purchases may be made from time-to-time in open market or in privately negotiated transactions, depending on market and business conditions, within the next 24 months. The Board retained the right to cancel, extend, or expand the share buyback program, at any time and from time- to-time.

In the announcement, Kevin R. Hoben, President and CEO said, "The Board and management believe the common stock is currently undervalued relative to the Company’s earnings potential. The Board recognizes the opportunity to improve the book value per share for our remaining shareholders as well as our earnings per share through repurchase of outstanding shares."

Omega Flex, Inc. currently has approximately 10,091,822 shares of common stock issued and outstanding.

This news release contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of Omega Flex to control.

Certain statements in this news release constitute forward-looking statements with the meaning of the Private Securities Litigation Reform act of 1995, that are not historical facts but rather reflect our current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (including its subsidiaries and affiliates) or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s view only as of the date of this news release. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.